Exhibit 10.1

CORE MOLDING TECHNOLOGIES, INC.
First Amendment to Executive Employment Agreement
December 30, 2019

This First Amendment to Executive Employment Agreement (this “Amendment”) is entered into effective as of the date set forth above (the “Effective Date”) by and between CORE MOLDING TECHNOLOGIES, INC., a Delaware corporation (the “Company”), and DAVID L. DUVALL (the “Executive”).
Background
A.    Effective as of October 3, 2018, the Company and the Executive entered into that certain Executive Employment Agreement (the “Agreement”); and
B.    The Company and the Executive desire to amend the Agreement to reflect the revision of certain bonus and severance payments.
Statement of Agreement
In consideration of the promises and mutual covenants and agreements contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as set forth below.
Section 1.Definitions. Capitalized terms used herein without definition have the meanings ascribed to such terms in the Agreement. The term “Agreement”, as used in the Agreement, shall, unless otherwise specified or unless the context otherwise requires, mean the Agreement and this Amendment, together, it being the intent of the Company and the Executive that each of the foregoing be applied and construed as a single instrument.

Section 2.Amendment. The Agreement is hereby amended as follows:

(a)Section 4(d) is hereby amended by deleting “; provided, however, that the Annual Target Bonus shall not be less than one hundred percent (100%) of Executive’s Base Salary for the 24 months after the Effective Date;”;

(b)Section 5(b)(iv) is hereby amended by deleting “continuation of” and replacing it with “an amount equal to two (2) times”;

Section 3.Ratification and Reaffirmation of the Agreement. The Company and the Executive hereby ratify and reaffirm all of the terms and conditions of the Agreement, which, as amended and supplemented by this Amendment, shall remain in full force and effect.

[Signature Page Follows]

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Exhibit 10.1

IN WITNESS WHEREOF, the Company and the Executive have executed multiple counterparts of this Amendment effective as of the Effective Date.
CORE MOLDING TECHNOLOGIES, INC.
By:     /s/ James L. Simonton          /s/ David L. Duvall
James L. Simonton              David L. Duvall
    Chairman of the Board

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